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                                                                    Exhibit 10.3

                                FAIRMARKET, INC.
                             1999 STOCK OPTION PLAN
                             ----------------------

         The purpose of this Plan is to encourage and enable employees of FairMarket, Inc. (the "Company") and of any subsidiary corporation of which 50% or more of the outstanding voting stock is owned by the Company (the "Subsidiary") to acquire an interest in the Company through the granting of stock options ("Options") or the purchase of common stock of the Company, as herein provided. By encouraging such individuals to acquire or increase their ownership of its stock, the Company seeks to attract and retain the services of persons of exceptional competence and to furnish an added incentive for them to increase their efforts on behalf of the Company. The Options that may be granted hereunder include both incentive stock options ("Incentive Stock Options") as provided under the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not qualified under the Code ("Non-Qualified Options").

1.       SHARES OF STOCK SUBJECT TO THE PLAN

         The stock that may be issued and sold under the Plan (pursuant to Options or otherwise) shall not exceed, in the aggregate, 3,421,237 shares of the common stock, $.001 par value, of the Company (the "Common Stock"), which may be (i) either authorized but unissued shares or treasury shares or (ii) shares previously reserved for issue upon exercise of Options under the Plan, which Options have expired or been terminated; PROVIDED, HOWEVER, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 8.

2.       ELIGIBILITY

         Shares of Common Stock may be sold to persons who are employees or directors of the Company or a Subsidiary. Incentive Stock Options may be granted to persons who are employees of the Company or a Subsidiary and eligible to receive an Incentive Stock Option under the Code. Non-Qualified Options may be granted under the Plan to non-employee directors of the Company, to consultants to the Company and to such other persons as the Board may select from time to time.

3.       ADMINISTRATION

         The Board of Directors of the Company (the "Board") acting by a majority of its members, shall determine the employees and other persons to whom Common Stock is to be sold or to whom Options are to be granted ("Optionees") and (i) in the case of a sale of Common Stock, the number of shares, purchase price, vesting schedule for such shares, and the form of purchase agreement, and
(ii) in case of an Option grant, the number of Options, the number of shares subject to each Option, the vesting schedule for each Option and the form of each Option. The Board shall also determine, interpret


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and construe any provision of the Plan, any subscription for shares of Common
Stock, and any Option and shall effect the issuance of shares of Common Stock and the grant of Options under the Plan. The Board may appoint from its members a committee of two or more persons who may exercise the powers of the Board in granting Options and taking any other action under the Plan. Any of the foregoing actions taken by the Board or the committee appointed by the Board shall be final and conclusive and shall be binding on each Optionee or other Plan participant.

4.       PRICE OF INCENTIVE STOCK OPTIONS

         The purchase price of shares that may be purchased under each Incentive Stock Option shall be at least equal to the fair market value (determined as of the date of grant of the Option) per share or, in the case of a stockholder owning more than ten percent of the total combined voting power of all classes of stock of the Company, as determined under the Code (a "greater-than ten percent stockholder"), 110% of such fair market value.

5.       NATURE OF OPTIONS AND CERTAIN LIMITATIONS ON AMOUNT OF GRANT

         The aggregate fair market value (determined as of the date of grant of the Option) of the shares of Common Stock as to which any Incentive Stock Option granted under the Plan shall first become exercisable (I.E., shall "vest") in any calendar year shall not exceed $100,000. To the extent that the shares of Common Stock as to which any Option granted under the Plan shall vest in any calendar year shall have a fair market value (determined as of the date of the grant of the Option) in excess of $100,000, or to the extent that the Board shall so specify upon the grant of any Option under the Plan, such Option shall be a Non-Qualified Option with respect to such excess or specified shares of Common Stock.

6.       PERIOD OF OPTIONS AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE

         Each Option shall be exercisable at such time or times as the Board shall from time to time determine but, with respect to an Incentive Stock Option, in no event after the expiration of ten years (five years in the case of a greater-than ten percent stockholder) from the date such Option is granted. The delivery of certificates representing shares under any Option will be contingent upon receipt by the Company from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option or applicable provisions of law. No Optionee or person entitled to exercise the Option shall be, or shall be deemed to be, a holder of any shares subject to the Option for any purpose unless and until certificates for such shares are issued to such Optionee under the terms of the Plan.

7.       NON-TRANSFERABILITY OF OPTIONS



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         Options granted under the Plan shall not be transferable by the
Optionee, other than by will or the laws of descent and distribution, and are exercisable during the Optionee's lifetime only by the Optionee.

8.       OPTIONS:  DILUTION OR OTHER ADJUSTMENTS; MERGERS

                  (a) If the Company effects a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of stock subject to outstanding Options hereunder shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares the optionee would have received as a result of the event requiring the adjustment had the Optionee exercised the Option in full immediately prior to such event, and (ii) the number and class of shares then reserved for issuance under the Plan shall be adjusted by substituting for the total number of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of Common Stock as the result of the event requiring the adjustment.

                  (b) In the case of (i) the dissolution or liquidation of the Company, (ii) a merger, reorganization or consolidation in which a majority of the outstanding voting power of the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Common Stock of the Company to an unrelated person or entity (in each case, a "Transaction"), provision shall be made in connection with such Transaction (i) for the assumption of options theretofore granted, or the substitution for such options of new options of the successor entity or a parent or subsidiary thereof, with such adjustment as to the number and kind of shares and the per share exercise prices as the parties shall agree, and (ii) for the vesting of such options to accelerate by one year if the option holder continues to be employed by the successor to the Company (or its successor) on the anniversary date of the closing of the Transaction. If no such provision is made, then all options granted hereunder shall become fully vested immediately prior to the closing of the Transaction. In the event of any Transaction subject to this Section 8(b), each Optionee shall be given notice thereof at least fifteen (15) days prior to the closing or anticipated consummation date, or the record date for such transaction, if earlier.

9.       OPTIONS:  TAX WITHHOLDING

         Each Optionee shall, no later than the date as of which the value of an Option or of any Common Stock or other amount received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of, any Federal, State, or local taxes of any kind required by law to be withheld with respect to


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such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee. An Optionee may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to any Option a number of shares with an aggregate fair market value that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value that would satisfy the withholding amount due.

10.      WRITTEN AGREEMENT

         Each Option granted hereunder shall be embodied in a written Option agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the President or any Vice President of the Company for and in the name of and on behalf of the Company. Such an Option agreement may contain such other provisions as the Board in its discretion shall deem advisable. Each sale of Common Stock hereunder shall be memorialized in a written purchase agreement, which shall be subject to the terms and conditions prescribed above and shall be signed by the President or any Vice President of the Company for and in the name of and on behalf of the Company. Such a purchase agreement may contain such other provisions as the Board in its discretion shall deem advisable.

11.      AMENDMENT OF THE PLAN

         The Board may modify, amend or revise this Plan at any time and from time to time. Such action shall be binding on all Options theretofore granted hereunder, except as otherwise provided in the written agreement with respect to a particular Option.

12.      EXPIRATION AND TERMINATION OF THE PLAN

         Options may be granted under the Plan at any time, or from time to time, prior to February 25, 2009. The Plan may be abandoned or terminated at any time by the Board, except with respect to any Options then outstanding under the Plan.